UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

Bluerock Homes Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 32nd Floor

New York, NY 10105

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Managing Broker Dealer Agreement

On November 1, 2022, Bluerock Homes Trust, Inc., a Maryland corporation (the “Company”) entered into a Managing Broker Dealer Agreement (the “Managing Broker Dealer Agreement”) with Bluerock Capital Markets, LLC, a Massachusetts limited liability company and an affiliate of Bluerock Homes Trust, Inc.’s Manager, (the “Dealer Manager”), whereby the Dealer Manager will serve as the Company’s exclusive dealer manager in connection with the Company’s primary offering (the “Offering”) of up to 10,000,000 shares of Series A redeemable preferred stock of the Company (the “Series A Preferred Stock”) on a “best efforts” basis. The Series A Preferred Stock will be offered and sold pursuant to a private placement memorandum dated November 1, 2022, as may be amended or supplemented from time to time, including all attachments, schedules, annexes and exhibits thereto (the “Memorandum”). The Series A Preferred Stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, and will instead be issued in transactions exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder, and corresponding provisions of state securities laws, which exempt certain transactions by an issuer not involving a public offering. The Series A Preferred Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. There will be no general solicitation in connection with the offer or sale of the Series A Preferred Stock.

Under the Managing Broker Dealer Agreement, the Dealer Manager will provide certain sales, promotional and marketing services to the Company in connection with the Offering, and the Company will pay the Dealer Manager (i) selling commissions of 7.0% of the gross proceeds from sales of Series A Preferred Stock in the Offering (“Selling Commissions”), provided, that if the Dealer Manager enters into an agreement with a participating broker-dealer providing for a maximum selling commission of less than 7.0%, then the offering price per share of Series A Preferred Stock sold through such participating broker-dealer shall be reduced by an amount equal to the reduction in selling commission paid to such participating broker-dealer, and (ii) a placement fee of 2.50% of the gross proceeds from sales of Series A Preferred Stock in the Offering (the “Placement Fee”). The maximum compensation payable to members of FINRA participating in this offering will not exceed 9.50% of the aggregate gross offering proceeds from the sale of shares of Series A Preferred Stock sold in the Offering. It is anticipated that substantially all of the Selling Commissions and the Placement Fee will be reallowed by the Dealer Manager to participating broker-dealers and/or applied by the Dealer Manager in support of the Offering.

The terms of the Managing Broker Dealer Agreement were approved by the Company’s board of directors.

Pursuant to the Managing Broker Dealer Agreement, the Company has agreed to indemnify the Dealer Manager and participating broker-dealers, and the Dealer Manager has agreed to indemnify the Company, against certain losses, claims, damages and liabilities, including but not limited to those arising out of (i) untrue statements of a material fact contained in the Memorandum, or blue sky applications relating to the Offering, or (ii) the omission or alleged omission to state a material fact required to be stated in the Memorandum, or blue sky applications relating to the Offering.

The foregoing description of the Managing Broker Dealer Agreement is a summary and is qualified in its entirety by the terms of Managing Broker Dealer Agreement, a copy of which is filed as Exhibit No. 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Fourteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership

On December 1, 2022, in connection with the Offering, the Company entered into a Fourteenth Amendment to Second Amended and Restated Agreement of Limited Partnership (the “Fourteenth Amendment”) of its operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”). The Fourteenth Amendment provides, among other things, for the designation of 10,000,000 new Series A Preferred Units of the Operating Partnership (the “Series A Preferred Units”), and the issuance of the Series A Preferred Units to the Company in exchange for the contribution by the Company of the net proceeds of the Offering of the Series A Preferred Stock. The Series A Preferred Units will have substantially similar rights and preferences as the Series A Preferred Stock, as described below in Item 3.03.

The foregoing description of the Fourteenth Amendment is a summary and is qualified in its entirety by the terms of the Fourteenth Amendment, a copy of which is filed as Exhibit No. 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On December 5, 2022, the Company filed Articles Supplementary (the “Articles Supplementary”) with the Maryland State Department of Assessments and Taxation to designate 10,000,000 shares of the Company’s authorized but unissued preferred stock, $0.01 par value per share, as shares of Series A Preferred Stock, with the powers, designations, preferences and other rights as set forth therein. The Articles Supplementary became effective upon filing on December 5, 2022.

Ranking. The Series A Preferred Stock ranks (a) senior to all classes or series of common stock and to any other class or series of our capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series A Preferred Stock; (b) on a parity with any class or series of our capital stock, the terms of which expressly provide that it ranks on parity with the Series A Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon liquidation, dissolution or winding up of the affairs of the Company (the “Parity Preferred Stock”); and (c) junior to any other class or series of capital stock, the terms of which expressly provide that it ranks senior to the Series A Preferred Stock, none of which exists on the date of the Articles Supplementary, and subject to payment of or provision for our debts and other liabilities.

Dividends. The Articles Supplementary provide that, commencing on the date of original issuance, the Company will pay cumulative cash dividends on each share of the Series A Preferred Stock at an annual rate of 6.0% of the Stated Value (each, a “Series A Cash Dividend”). Series A Cash Dividends are expected to be authorized and declared on a quarterly basis, payable monthly on the 5th day of the month to holders of record on the 25th day of the prior month (or if such payment date or record date is not a business day, on the immediately preceding business day). The initial Series A Cash Dividend on each share of Series A Preferred Stock will begin accruing on, and will be cumulative from, the date of original issuance of such share of Series A Preferred Stock. Each subsequent Series A Cash Dividend will begin accruing on, and will be cumulative from, the end of the most recent Series A Cash Dividend period for which a Series A Cash Dividend has been paid on each such share of Series A Preferred Stock.

Any such Series A Cash Dividend may vary among holders of Series A Preferred Stock, and may be prorated with respect to any shares of Series A Preferred Stock that were outstanding, less than the total number of days in the Series A Cash Dividend period immediately preceding the applicable dividend payment date, with the amount of any such prorated Series A Cash Dividend being computed on the basis of the actual number of days in such dividend period during which such shares of Series A Preferred Stock were outstanding.

Redemptions. The Series A Preferred Stock is redeemable by the Company as follows:

Redemption at Option of Holders.   Holders of the Series A Preferred Stock may, at their option, elect to cause the Company to redeem their shares at a redemption price equal to the Stated Value, initially $25.00 per share, less a redemption fee, plus an amount equal to any accrued but unpaid cash dividends, if any. The redemption fee shall be equal to:

•	Beginning on the date of original issuance of the shares to be redeemed: 12%

•	Beginning one year from the date of original issuance of the shares to be redeemed: 9%

•	Beginning two years from the date of original issuance of the shares to be redeemed: 6%

•	Beginning three years from the date of original issuance of the shares to be redeemed: 3%

•	Beginning four years from the date of original issuance of the shares to be redeemed: 0%

Optional Redemption Following Death or Qualifying Disability of a Holder. In addition, beginning on the date of original issuance, the Company will redeem shares of Series A Preferred Stock of a holder who is a natural person upon his or her death or upon his or her suffering a qualifying disability, including shares held through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, at the written request, (a) in the case of the death of a holder, the holder’s estate, the recipient of such shares through bequest or inheritance, or, with respect to shares held through a revocable grantor trust, the trustee of such trust, who will have the sole ability to request redemption on behalf of the trust, or (b) in the case of the disability of a holder, the holder or the holder’s legal representative. Only shares of Series A Preferred Stock that have been outstanding for at least one (1) year prior to redemption are eligible for redemption by the Company. The Company must receive such written request within one (1) year after the death or qualifying disability of the holder, but no sooner than one (1) year after the date of original issuance of such shares. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon death or qualifying disability shall be subject to the approval of company management in its sole discretion. Beginning one (1) year from the date of original issuance of the shares of Series A Preferred Stock to be redeemed, we will redeem such shares at a redemption price equal to 95% of the Stated Value, initially $25.00 per share, and beginning two (2) years from the date of original issuance of the shares of Series A Preferred Stock to be redeemed, we will redeem such shares at a redemption price equal to 100% of the Stated Value, in each case, plus an amount equal to any accrued but unpaid cash dividends thereon, if any, to and including the redemption date.

If a holder of Series A Preferred Stock causes the Company to redeem shares of Series A Preferred Stock, the Company has the right, in its sole discretion, to pay the redemption price in cash or in equal value of shares of its Class A Common Stock, in the Company’s sole discretion, based on the closing price per share of Class A Common Stock for the single trading day prior to the date of redemption.

The Company’s ability to redeem shares of Series A Preferred Stock in cash may be limited to the extent that the Company does not have sufficient funds available to fund such cash redemption. Further, the Company’s obligation to redeem any of the shares of Series A Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series A Preferred Stock will be made in cash at such time as the terms and provisions of any agreement to which the Company is a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

Optional Redemption by the Company.  On and after the second anniversary of the date of original issuance of the shares of Series A Preferred Stock to be redeemed, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, at a redemption price of 100% of the Stated Value, initially $25.00 per share, plus an amount equal to any accumulated but unpaid cash dividends to and including the redemption date, payable, in the Company’s sole discretion, in cash or in equal value of shares of Class A Common Stock based on the closing price per share of Class A Common Stock for the single trading day prior to the date of redemption. Any such Optional Redemption by the Company may be made conditional on such factors as determined by the board of directors and as set forth in a notice of redemption.

Change of Control Redemption by the Company. In addition, upon the occurrence of a Change of Control (as defined in the Articles Supplementary), the Company will be required to redeem all outstanding shares of the Series A Preferred Stock in whole within 60 days after the first date on which such Change of Control occurred, in cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date. If the Maryland law solvency tests prohibit us from paying the full redemption price in cash, then the Company will pay such portion as would otherwise violate the solvency tests in shares of Class A Common Stock to holders on a pro rata basis, based on the closing price per share of Class A Common Stock for the single trading day prior to the date of redemption.

Voting Rights. The Series A Preferred Stock generally has no voting rights. However, holders of shares of Series A Preferred Stock will have an exclusive voting right on any amendment to the Company’s charter that would alter only the contract rights, as expressly set forth in the charter, of the Series A Preferred Stock, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series A Preferred Stock issued and outstanding at the time.

In addition, holders of shares of Series A Preferred Stock and of any Parity Preferred Stock upon which like voting rights have been conferred (such Parity Preferred Stock, the “Parity Voting Preferred Stock”), voting together as a single class, will also have an exclusive right to vote on any amendment, alteration or repeal of the charter, including the terms of the Series A Preferred Stock, that would alter only the contract rights, as expressly set forth in the charter, of the Series A Preferred Stock and such Parity Voting Preferred Stock, with any such action requiring the affirmative vote or consent of the holders of shares of Series A Preferred Stock and such Parity Voting Preferred Stock entitled to cast two-thirds of all the votes entitled to be cast by such holders on such matter, with each holder of Series A Preferred Stock and such Parity Voting Preferred Stock entitled to one vote for each $25.00 in liquidation preference.

Further, holders of shares of Series A Preferred Stock will also have the right to vote to (a) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of the Company’s capital stock ranking senior to the Series A Preferred Stock with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up (any such senior stock, the “Senior Stock”), (b) reclassify any authorized shares of the Company’s capital stock into Senior Stock, or (c) create, authorize or issue any obligation or security convertible into, or evidencing the right to purchase, Senior Stock. Any such action will require the approval of a majority of all votes collectively entitled to be cast by the holders of  (i) Series A Preferred Stock, and (ii) any Parity Voting Preferred Stock, voting together as a single class, with each such holder entitled to one vote for each $25.00 in liquidation preference.

There are restrictions on ownership of the Series A Preferred Stock intended to preserve the Company’s qualification as a REIT.

The foregoing description of the Articles Supplementary is a summary and is qualified in its entirety by the terms of the Articles Supplementary, a copy of which is filed as Exhibit No. 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 3.03.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information set forth above under Item 3.03 of this report is hereby incorporated by reference into this Item 5.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary of the Company, dated December 1, 2022

10.1	Managing Broker Dealer Agreement by and among Bluerock Homes Trust, Inc. and Bluerock Capital Markets, LLC, dated November 1, 2022

10.2	Fourteenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated December 1, 2022

104	The cover page from this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

Date: December 5, 2022	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer